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                                                                       Exhibit 5

                    Legal Opinion of Conyers Dill & Pearman


CWHB/ac/80386

14 December 2000

Peak International Limited
Units 3, 4, 5 and 7, 37th Floor
Cable TV Tower
9 Hoi Shing Road
Tsuen Wan, N.T.
Hong Kong

Dear Sirs,

Peak International Limited (the "Company")
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We have acted as special legal counsel in Bermuda to the Company in connection with the registration with the Securities and Exchange Commission (the "SEC") on Form S-8 (the "Registration Statement") of an additional 700,000 shares (the "Shares") issuable pursuant to the 1998 Share Option Plan (the "1998 Plan") adopted by the Company at its annual general meeting held on 27 July, 1998 (the "1998 AGM") and the 2000 Peak International Limited Stock Purchase Plan (the " 2000 Plan") adopted by the Company at its annual general meeting held on 13 September, 2000 (the "2000 AGM").

For the purposes of giving this opinion, we have examined and relied upon the following documents:

(i)    the Certificate of Incorporation of the Company;

(ii)   the Memorandum of Association and Bye-laws of the Company.

(iii) the Minutes (the "Minutes") of a meeting of the Board of Directors of the Company held on 27 July, 1998 and written resolutions of the Directors of the Company passed on 1 August, 2000.

(iv)   the Minutes (the "Minutes") of the 1998 AGM and the 2000 AGM .

(v)    a copy of the draft Registration Statement.
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(vi)     copies of the 1998 Plan and the 2000 Plan.

The documents referred to in (i) to (vi) inclusive are collectively referred to as the "Documents".

We have also reviewed such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinion set forth below.

We have assumed:-

(a) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended.

(c) the accuracy and completeness of all factual representations and warranties made in the Documents and other documents reviewed by us;

(d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

(e) that no party is aware of any improper purpose for the issue of the Shares;

(f) the validity under the laws of the United States of America of the Registration Statement and that the Registration Statement has been or will be duly filed with the SEC;

(g) that the Shares are to be issued to persons regarded as non resident in Bermuda for exchange control purposes;

(h)      that the Shares are listed or traded on NASDAQ.

(i)      that due payment has been or will be made for the Shares

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit with respect to the matters referred to herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter nor is it to be quoted or referred to in any document registered or filed with any governmental authority or public body without our prior express consent in writing, save that this opinion may be filed as an exhibit to the Registration Statement.

On the basis of and subject to the foregoing, we are of the opinion that:
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1.       The Company has been duly incorporated and is validly existing under the laws of Bermuda.

2. When the Shares are issued pursuant to the exercise of options and upon receipt by the Company of full payment of the exercise price for the Shares under the 1998 Plan and the 2000 Plan, the Shares will be validly issued, fully paid and non-assessable (meaning no further sums will be payable to the Company with respect to the Shares).

Yours faithfully,



/s/ CONYERS DILL & PEARMAN
CONYERS DILL & PEARMAN